[DESCRIPTION] EXHIBIT 11
                                                                   EXHIBIT 11
                                                                   ----------

                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE
                             (In thousands, except per-share amounts.)


                                                                For Three Months Ended    For Six Months Ended
                                                                ----------------------    --------------------
                                                                  June 30     June 30      June 30     June 30
                                                                    1998        1997         1998        1997
                                                                 --------    --------     --------    --------
Income from continuing operations..............................  $ 43,094    $223,509     $ 54,138    $325,539
  Add: Interest, net of tax and profit sharing effect,
           on convertible debentures assumed converted.........        --         345           --         686
                                                                 --------    --------     --------    --------
Adjusted income from continuing operations.....................    43,094     223,854       54,138     326,225
Income from discontinued operations............................        --      25,403           --      52,718
                                                                 --------    --------     --------    --------
Adjusted net income............................................  $ 43,094    $249,257     $ 54,138    $378,943
                                                                 ========    ========     ========    ========


Diluted Earnings per Common and Dilutive Potential Common Share:
Weighted average common shares outstanding.....................   391,004     382,988      390,398     382,196
  Weighted average dilutive potential common shares:
    Stock option and compensation plans........................    10,889       8,946       10,447       8,515
    Convertible debentures.....................................        --       4,981           --       4,982
                                                                  -------     -------      -------     -------
Weighted average common and dilutive potential common shares...   401,893     396,915      400,845     395,693
                                                                  =======     =======      =======     =======


Diluted Earnings per Common Share:
  Income from continuing operations............................  $   0.11    $   0.56     $   0.14    $   0.82
  Income from discontinued operations..........................        --        0.07           --        0.14
                                                                 --------    --------     --------    --------
  Net income...................................................  $   0.11    $   0.63     $   0.14    $   0.96
                                                                 ========    ========     ========    ========


Basic Earnings per Common Share:
Weighted average common shares outstanding.....................   391,004     382,988      390,398     382,196
                                                                  =======     =======      =======     =======

Basic Earnings per Common Share:
  Income from continuing operations............................  $   0.11    $   0.58     $   0.14    $   0.85
  Income from discontinued operations..........................        --        0.07           --        0.14
                                                                 --------    --------     --------    --------
  Net income...................................................  $   0.11    $   0.65     $   0.14    $   0.99
                                                                 ========    ========     ========    ========
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